UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2026

TEUCRIUM COMMODITY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Main Street, Suite 215
Burlington, VT 05401
(Address of principal executive offices) (Zip Code)

(802) 540-0019
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Teucrium Corn Fund	CORN	NYSE Arca
Teucrium Sugar Fund	CANE	NYSE Arca
Teucrium Soybean Fund	SOYB	NYSE Arca
Teucrium Wheat Fund	WEAT	NYSE Arca
Teucrium Agricultural Fund	TAGS	NYSE Arca
7RCC Spot Bitcoin and Carbon Credit Futures ETF	BTCK	NYSE Arca

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 8, 2026, Christi Powitzky resigned as the Chief Compliance Officer of Teucrium Trading, LLC (the “Sponsor”), Sponsor of Teucrium Agricultural Fund, Teucrium Wheat Fund, Teucrium Soybean Fund, Teucrium Sugar Fund, Teucrium Corn Fund, and 7RCC Spot Bitcoin and Carbon Credit Futures ETF (collectively, the “Funds”), each a series of the Teucrium Commodity Trust (the “Registrant”).

Effective May 11, 2026, Brian T. MacKenzie has been appointed Chief Compliance Officer of the Sponsor. As Chief Compliance Officer, Mr. MacKenzie is responsible for the compliance and reporting of the Sponsor and performs such additional executive, supervisory and management functions as required. As Chief Compliance Officer, Mr. MacKenzie performs all other duties and enjoys all other powers which are commonly incident to the office of Chief Compliance Officer of a corporation.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with respect to Mr. MacKenzie’s appointment as Chief Compliance Officer of the Sponsor. None of the officers of the Sponsor receive compensation from the Funds.

There are no transactions in which Mr. MacKenzie has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical information for Mr. MacKenzie is as follows:

Brian T. MacKenzie will be the Chief Compliance Officer and AML Compliance Officer of the Sponsor beginning on May 11, 2026. Mr. MacKenzie will be responsible for developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory requirements. Mr. MacKenzie has over twenty years of experience in the investment compliance industry. He has served as Head of Adviser Compliance Support Services at PINE Adviser Solutions since 2022. In this role, he oversees the management of Investment Adviser Compliance programs and serves as both an Adviser Chief Compliance Officer and Fund Chief Compliance Officer. From October 2018 to January 2022, he was at Janus Henderson Investors, where he most recently served as the Head of Portfolio Surveillance and Reporting. In this role, Mr. MacKenzie managed regulatory filings, client reporting, trade surveillance and led a team that implemented compliance programs for over sixty global product launches, including registered mutual funds, ETFs, and separately managed portfolios. Mr. MacKenzie began his compliance career at Brown Brothers Harriman in Boston, MA, where he was Vice President and Head of Portfolio Compliance. Brian earned his B.A. from the University of Massachusetts, Amherst, and serves on the Advisory Board for the Compliance and Ethics Program in the Master of Science in Legal Studies at the University of Colorado Boulder Law School. He is 45 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: May 1, 2026	By:	/s/ Sal Gilbertie
	Name:	Sal Gilbertie
	Title:	Chief Executive Officer